SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 3, 2015

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On December 3, 2015, Bridgeline Digital, Inc. (“Bridgeline Digital” or the “Company”) issued a Term Note (the “Note”) to each of Michael Taglich and Robert Taglich to document loans by Michael Taglich and Robert Taglich to the Company in the amount of $250,000 each. The terms of the Notes provide that the Company will pay interest at a rate of 8% per annum and the Notes will mature in 90 days.

In consideration of the loans by Michael Taglich and Robert Taglich, the personal guaranty delivered by Michael Taglich to Western Alliance Bank for the benefit of the Company, Michael Taglich’s continuing service on the Board of Directors of the Company and a consulting agreement entered into by Robert Taglich for the benefit of the Company, the Company issued to each of Michael Taglich and Robert Taglich non-qualified stock options under the Company’s equity incentive plan to purchase 15,000 shares of Common Stock of the Company at a price equal to the closing price of the Company’s Common Stock immediately prior to the date of grant. The options vest over a period of twelve months.

Mr. Taglich is a member of the Board of Directors of the Company.

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements filed as exhibits to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Term Note in the principal amount of $250,000, dated December 3, 2015 issued to Michael Taglich.

10.2	Term Note in the principal amount of $250,000, dated December 3, 2015 issued to Robert Taglich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: December 4, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Term Note in the principal amount of $250,000, dated December 3, 2015 issued to Michael Taglich.

10.2	Term Note in the principal amount of $250,000, dated December 3, 2015 issued to Robert Taglich.